EXHIBIT 10.52

TERMS OF DEFERRED STOCK UNIT AWARD AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS

The form of Deferred Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, contains blanks where the executive's name, target number of shares, grant date, vesting date, performance period, shortened performance period start date, and months in term provided under the Agreement vary for each executive.

On March 3, 2014, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of, performance goals. The performance share awards were granted with a term of 34.5 months and vest on January 21, 2017. The performance period start date was January 1, 2014 thereby making the performance period January 1, 2013 through December 31, 2016. The target number of shares for each executive awarded performance shares on March 3, 2014 is listed below.

Executive Officer	Target number of shares
Joseph J. MarcAurele	4,300
David V. Devault	2,200
Edward O. Handy, III	2,200
Stephen M. Bessette	1,400
James M. Hagerty	1,400
Mark K.W. Gim	1,400
Barbara J. Perino	1,100
Kristen L. DiSanto	1,100